UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0060 Expires: January 31, 2008 Estimated average burden hours per response. . 38.0
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 31, 2006

Career Education Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-23245	36-3932190
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL		60195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 30, 2006, we received a letter from the Civil Division of the U.S. Department of Justice advising us that it is reviewing allegations that certain of our schools may have submitted false claims or statements to the U.S. Department of Education. The letter requests that we provide documents relating to representations made to current or prospective students at certain designated schools regarding job placement or placement rates and the costs of attending school. The letter also requests that we provide documents relating to the compensation structure of admissions personnel, the use of Pell Grant funds at one school and the calculation of student refunds at another school. The Justice Department has indicated that this review is informational in nature. We plan to cooperate fully with this investigation.

The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Janice L. Block
Janice L. Block
Senior Vice President, Chief Legal Officer, and Corporate Secretary

Dated: May 31, 2006